Exhibit 99.2

VIKING SYSTEMS, INC.
AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is effective as of February 27, 2008, to amend that certain Employment Agreement (the “Agreement”) dated as of January 4, 2008, by and between William C. Bopp, an individual and a resident of the State of Nevada (the “Executive”) and Viking Systems, Inc., a Delaware corporation with a principal place of business at 134 Flanders Road, Westborough , MA 01581, (the “Company”).

RECITALS

WHEREAS the Company and the Executive entered into the Agreement.

WHEREAS the Company and the Executive wish to amend the Agreement to reduce the number of options granted to the Executive.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Executive hereby agree as follows:

1.    Amendment

Section 3.5 is deleted and replaced in its entirety with the following

The Executive shall be granted under the Company’s 2008 Equity Incentive Plan a stock option to purchase 2,100,000 shares of the Company’s common stock with a ten year life and at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  The option will vest 25% immediately and 25% on the first anniversary date of the grant and 6.25% at the end of each calendar quarter thereafter.  Vesting will be subject to continuing service with the Company.

2.     Other Provisions

2.1 Conflict.  In the event of a conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail and the provisions of the Agreement shall be deemed modified by this Amendment as necessary to resolve such conflict.

2.2 Effect of Amendment.  Except as expressly amended by this Amendment, the terms and provisions of the Agreement shall continue in full force and effect.

2.3 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

This Amendment is effective as of the date first stated above.

Viking Systems, Inc.

/s/ William C. Bopp William C. Bopp	/s/ Robert Mathews By: Robert Mathews,
Executive Vice President and
Chief Financial Officer